Exhibit 10.1

PATENT PROPERTIES, INC.

AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

Patent Properties, Inc., a Delaware corporation (the “Company”), hereby amends and restates the Patent Properties, Inc. 2006 Long-Term Incentive Plan originally effective December 5, 2006 (the “2006 Plan”) and hereby amended and restated effective March 2, 2015 (the “Plan”). The general purposes of the Plan are to promote the long-term financial interest of the Company, including growth in the value of the Company’s equity and enhancement of long-term stockholder return, by: (i) attracting and retaining persons eligible to participate in the Plan; (ii) motivating Plan participants, by means of appropriate incentives, to achieve long-range goals; (iii) providing incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further aligning Plan participants’ interests with those of other stockholders of the Company through compensation that is based on the Company’s Common Stock, as defined below. As of the effective date of this Plan, no further shares of Common Stock shall be issued under the 2006 Plan and any shares of Common Stock then available for issuance under such prior plan shall be included in the shares of Common Stock available for issuance pursuant to this Plan as provided in Article 4 hereof.

ARTICLE II

DEFINITIONS

Under the Plan, except where the context otherwise indicates, the following definitions apply:

2.1 “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, subsidiaries, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

2.2 “Award” means any stock Option, Stock Appreciation Right, Stock Award, Restricted Stock Unit, Performance Award, or other awards relating to the Common Stock or other securities of the Company granted pursuant to the provisions of the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” shall be deemed to have occurred if: (1) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company, or an Affiliate; (2) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Affiliates; (3) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company, or an Affiliate; or (4) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company, or an Affiliate. For purposes of this definition of “Change in Control,” ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any Affiliate; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

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2.5 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.6 “Committee” means the Compensation Committee of the Board, which shall consist of two or more directors who are “Non-Employee Directors” (as such term is defined in Rule 16b-3) and “Outside Directors” (as such term is defined in Section 162(m) of the Code) serving at the pleasure of the Board.

2.7 “Common Stock” means shares of common stock, par value of $0.001 per share, of the Company.

2.8 “Disability” shall have the meaning given to such term under Section 7.8.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

2.10 “Fair Market Value” means, the closing price of publicly traded shares of Common Stock on the principal securities exchange on which shares of Common Stock are listed (if the shares of Common Stock are so listed), on the business day immediately prior to the grant, exercise or the determination of certain withholding tax obligations, as the case may be, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Common Stock in the over-the-counter market, on the business day immediately prior to the grant, exercise or the determination of certain withholding tax obligations, as the case may be, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, on the business day immediately prior to the grant, exercise or the determination of certain withholding tax obligations, as the case may be. If the shares of Common Stock are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Grant Agreement). The Fair Market Value of property other than shares of Common Stock shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.

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2.11 “Grant Agreement” means a written or electronic document memorializing the terms and conditions of an Award granted pursuant to the provisions of the Plan.

2.12 “Incentive Stock Option” means an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.13 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not or ceases at any point in time to meet the applicable requirements of Section 422 of the Code.

2.14 “Normal Retirement” and “Early Retirement” shall have the meaning given to such terms under Section 7.8.

2.15 “Option” means a right to purchase shares of Common Stock at a specified exercise price, granted under Section 6.1 of the Plan.

2.16 Performance Award shall mean an Award granted under Section 6.5 of the Plan.

2.17 Restricted Stock Unit shall mean an Award granted under Section 6.4 of the Plan

2.18 Stock Appreciation Rights” or “SAR” shall mean a stock appreciation right granted under Section 6.2 of the Plan.

2.19 “Stock Award” shall mean an Award granted under Section 6.3 of the Plan.

ARTICLE III

ADMINISTRATION

3.1 Administration of the Plan. The Plan shall be administered by the Committee.

3.2 Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

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The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted, including determining which Options under the Plan shall be Incentive Stock Options and which shall be Non-Qualified Stock Options; (3) determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award; (4) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate; (5) subject to the limitations of Sections 6.1(c) and 6.2(b) of the Plan, modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as otherwise specifically provided under the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (6) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall (i) be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted under such Code section, or (ii) be made with respect to a performance-based stock Award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code Section 162(m); (7) permit the withholding by the Company of shares of Common Stock from shares of Common Stock otherwise to be received by a participant in connection with the exercise of Options and/or the withholding of taxes by such participant; and (8) establish objectives and conditions, if any, for earning Awards, including without limitation, the office or position held by the participant or the participant’s relationship to the Company, the participant’s degree of responsibility for and contribution to the growth and success of the Company or any Affiliate, the participant’s length of service, promotions and potential and determining whether Awards will be paid after the end of a performance period.

The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued hereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limiting the foregoing, the Committee may delegate administrative and ministerial duties to officers or employees of the Company as the Committee deems necessary or advisable in its sole and absolute discretion. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, Award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, Award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that Options granted to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

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3.3 Non-Uniform Determinations. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

3.4 Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder.

3.5 Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

3.6 Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan and Awards issued hereunder pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

ARTICLE IV

SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

Subject to adjustments as provided in Section 7.3 of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 1,979,342 shares of Common Stock, which shall include any shares of Common Stock previously available for issuance but unissued under the 2006 Plan. Shares of Common Stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for Award under the Plan, regardless of the number of shares issued upon settlement of the Stock Appreciation Right. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7.3 of the Plan. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated as to any shares, or if any shares of Common Stock are repurchased by the Company in connection with any Award, the shares subject to such Award and the repurchased shares shall thereafter be available for further Awards under the Plan except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

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Subject to adjustments as provided in Section 7.3 of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year to any one individual under this Plan shall be limited to 1,000,000 shares (subject to adjustment pursuant to Section 7.3 hereof) and the method of counting such shares shall conform to performance based compensation under Section 162(m) of the Code.

ARTICLE V

PARTICIPATION

Participation in the Plan shall be open to all employees, officers and directors of, and consultants and advisors to, the Company or any Affiliate of the Company, as may be selected by the Committee from time to time, subject to any restrictions imposed by applicable law. The Committee may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

ARTICLE VI

AWARDS

The Committee, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. Subject to any applicable requirements of Code Section 409A, the Committee may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. The maximum term for any Award shall not exceed ten (10) years from the date of the grant of such Award, provided, however, in the case of an Incentive Stock Option granted to an eligible participant who, at the time such Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate, no such Incentive Stock Option shall be exercisable more than five (5) years after the date such Incentive Stock Option is granted.

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6.1 Stock Options

(a) In General. The Committee may from time to time grant to eligible participants Awards of Incentive Stock Options or Non-Qualified Stock Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code, respectively, of the Company and any other individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code and, provided further, that Awards of Non-Qualified Stock Options shall be limited to persons providing services to the Company or any current or hereafter existing subsidiary corporation of the Company, as necessary for the Company to be considered and “eligible issuer of service recipient stock” in accordance with the requirements of Code Section 409A. All stock Options must have an exercise price at least equal to Fair Market Value as of the date of grant, provided, however, that with respect to an eligible participant who, at the time an Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the exercise price shall be at least 110% of the Fair Market Value per share of Common Stock on the date of grant. The exercise price of each Option shall be subject to adjustment as provided in Section 7.3 of the Plan. An Option to the extent then exercisable may be exercised in whole or in part at any time during the Option period, by giving written notice to the Company specifying the number of shares of Common Stock to be purchased, accompanied by payment in full of the exercise price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the participant (i) in the form of Common Stock owned by the participant (based on the Fair Market Value of the Common Stock on the Option exercise date) that is not the subject of any pledge or security interest, (ii) in the form of Common Stock withheld by the Company from the shares of Common Stock otherwise to be received, with such withheld shares of Common Stock having a Fair Market Value on the Option exercise date equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Common Stock received upon exercise of an Incentive Stock Option. A participant shall have the right to dividends and other rights of a stockholder with respect to shares of Common Stock purchased upon exercise of an Option after (i) the participant has given written notice of exercise and has paid in full for such shares, (ii) becomes a stockholder of record with respect thereto, and (iii) the participant has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(b) Incentive Stock Option. No stock Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock Option, and which otherwise meets the requirements of Section 422 of the Code. The aggregate Fair Market Value, determined as of the date the Incentive Stock Option is granted, of Common Stock for which Incentive Stock Options are exercisable for the first time by any eligible participant during any calendar year under the Plan (and/or any other stock option plans of the Company or any Affiliate) shall not exceed $100,000. A grant of an Incentive Stock Option under this Plan shall provide that if the participant makes a disposition, within the meaning of Section 424(c) of the Code, of any share or shares of Common Stock issued to him or her upon exercise of an Incentive Stock Option granted within the two-year period commencing on the day after the date of the grant of such Incentive Stock Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him or her pursuant to the exercise of such Incentive Stock Option, he or she shall, within ten (10) days after such disposition, notify the Company thereof.

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(c) Prohibition on Option Repricing & Cancellation. Notwithstanding any other provision of the Plan, neither the Board nor the Committee may reprice, replace or regrant any Option granted under the Plan, (i) through cancellation and replacement or regrant with lower priced Options, (ii) through exchange, replacement, or buyouts of awarded Options with cash, or (iii) by lowering the Option exercise price of a previously granted Option, without the prior approval of the Company’s stockholders.

6.2 Stock Appreciation Rights

(a) In General. The Committee may from time to time grant Awards of SARs to persons providing services to the Company or any current or hereafter existing subsidiary corporation of the Company, as necessary for the Company to be considered an “eligible issuer of service recipient stock” in accordance with the requirements of Code Section 409A. An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (1) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (2) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of the Common Stock on the grant date. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(b) Prohibition on SAR Repricing & Cancellation. Notwithstanding any other provision of the Plan, neither the Board nor the Committee may reprice, replace or regrant any SAR granted under the Plan, (i) through cancellation and replacement or regrant with lower priced SARs, (ii) through exchange, replacement, or buyouts of awarded SARs with cash, or (iii) by lowering the SAR base price of a previously granted SAR, without the prior approval of the Company’s stockholders.

6.3 Stock Awards

(a) In General. The Committee may from time to time grant restricted or unrestricted Stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

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(b) Stock Award Terms. An eligible participant shall have no rights to an Award of stock unless and until the eligible participant accepts the Award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the eligible participant shall have the rights of a stockholder with respect to a Stock Award subject to any non-transferability and forfeiture restrictions described in the Plan and Grant Agreement. The Company shall issue in the eligible participant’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the eligible participant accepts such Award. Unless otherwise provided, any certificate or certificates issued evidencing shares of restricted stock shall not be delivered to the eligible participant until such shares are free of any restrictions specified by the Committee at the time of grant. Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied. Shares of restricted stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided in the Grant Agreement, (i) distributions in the form of stock dividends in respect of shares of restricted stock shall be subject to the same restrictions as such shares of restricted stock, and (ii) distributions in the form of cash dividends shall be subject to the same restrictions as the shares of restricted stock to which they are attributable, shall be accumulate as an unfunded promise to pay on the books and records of the Company until vesting, and shall be paid to the participant on the applicable vesting date.

6.4 Restricted Stock Units

A Restricted Stock Unit award shall constitute a promise to grant shares of Common Stock (or cash equal to the Fair Market Value of such shares of Common Stock) to the participant at the end of a specified restriction period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the restriction period applicable to such award. Each Restricted Stock Unit award may have a different restriction period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the participant to voting rights, dividends or any other rights associated with ownership of shares of Common Stock prior to the time the Holder shall receive a distribution of shares of Common Stock.

At the time any Restricted Stock Unit award is made, the Company and the participant shall enter into a Grant Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Grant Agreement shall set forth the individual service-based vesting requirement which the participant would be required to satisfy before the participant would become entitled to distribution pursuant to the following paragraph and the number of units awarded to the participant. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit awards in the Grant Agreement, including, but not limited to, rules pertaining to the effect of termination of service prior to expiration of the applicable vesting period. The terms and conditions of the respective Grant Agreements need not be identical.

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The participant of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of a share of Common Stock, or one share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the Grant Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit award, if the participant satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

6.5 Performance Awards. The Committee may, in its discretion, grant Performance Awards which become vested or payable on account of attainment of one or more performance goals during a specified period as established by the Committee. Performance Awards may be in the form of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. The Committee shall establish in writing, on a timely basis, (i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid, or in the case of an award of Common Stock, the number of shares that will vest, if the performance goals are met, and (iii) any other conditions that the Committee deems appropriate and, in the case of executive officers where the Award is intended to be “performance based” within the meaning of Code Section 162(m), consistent with Section 162(m) of the Code. Performance goals established by the Committee shall be based on objectively determinable performance goals selected by the Committee that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Committee may designate. The target Awards for each individual will be based on a number of factors, including: (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to the Company’s future performance and business impact. For those Awards intended to be “performance-based” within the meaning of Code Section 162(m), the Committee shall also establish for each participant who is an executive officer a maximum Award that may be paid for the calendar year, which will remain fixed for the entire year. The maximum Performance Award that any participant may be granted in any calendar year under the Plan is $1,000,000, comprised of the cash portion of the Award and the Fair Market Value of the Common Stock as of the date of the grant of the Award. For Awards intended to be “performance-based compensation,” the grant of the Performance Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m).

The performance goals shall be based on one or more of the following criteria: EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. “EBITDA” means earnings before interest, taxes, depreciation and amortization. At any time prior to the final determination of the Performance Awards, the Committee may adjust the performance goals and awards for participants who are not executive officers, to reflect changes in corporate capitalization, changes in corporate transactions, the occurrence of any extraordinary event, any change in accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, or any other change of similar nature. With respect to executive officers where the award is intended to be “performance based” within the meaning of Code Section 162(m), such adjustments may be made to the extent the Committee deems appropriate considering the requirements of Code Section 162(m). Upon completion of a performance period, the Committee shall determine whether the performance goals have been met prior to paying or vesting any award for any year, the Committee must certify in writing (to the extent required by any IRS regulation) that the performance goals were satisfied. Approved minutes of the Committee will be treated as the required written certification. All cash amounts payable will be paid as soon as practicable after certification by the Committee, but not later than the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the award is earned.

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6.6 Other Stock-Based Awards. The Committee may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Committee and in accordance with all applicable laws.

ARTICLE VII

MISCELLANEOUS

7.1 Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or any of its Affiliates, or make provision satisfactory to the Committee for payment of, any taxes to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or any of its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or any of its Affiliates of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

7.2 Transferability. Unless otherwise permitted by the Committee or as otherwise may be required by law, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

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7.3 Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, as provided in Article 4 of the Plan and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board, in its sole discretion, determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made with respect to any or all particular Awards. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split. Additionally, the Committee will, to the extent feasible, make other appropriate adjustments in order to ensure that Awards will not be deemed modified within the meaning of Section 424(h) of the Code. The adjustments described above will be made in a manner consistent with Section 162(m) and Section 409A of the Code.

(b) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7.3 of the Plan, and subject to the limitations of Sections 6.1(c) and 6.2(b), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Committee, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate, with respect to any type of Award, and with respect to any individual during any one calendar year, as provided in Article 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards. Each participant’s proportionate interest will be maintained as it was immediately before the occurrence of the abovementioned event. Additionally, the Committee will, to the extent feasible, make other appropriate adjustments in order to ensure that Awards will not be deemed modified within the meaning of Section 424(h) of the Code. The adjustments described above will be made in a manner consistent with Section 162(m) and Section 409A of the Code.

(c) Change in Control Transactions. Upon the occurrence of a Change in Control, the Committee may accelerate the vesting and exercisability of outstanding Awards, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Award shall terminate within a specified number of days after notice to the participant thereunder, and in the case of an Option and other Awards that are payable in or convertible into Common Stock, each such participant shall receive, with respect to each share of Common Stock subject to such Option or other Awards that are payable in or convertible into Common Stock, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option or other Awards that are payable in or convertible into Common Stock; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion and in compliance with Code Section 409A and other applicable laws.

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(d) Unusual or Nonrecurring Events. The Committee is authorized to make, in its discretion and without the consent of holders of Awards, and subject to the limitations of Sections 6.1(c) and 6.2(b) of the Plan, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

7.4 Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or any of its Affiliates as the result of a merger or consolidation of the employing entity with the Company or any of its Affiliates, or the acquisition by the Company or any of its Affiliates of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

7.5 Termination, Amendment and Modification of the Plan. The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any participant under any Award theretofore granted without the participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company, would:

(a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 7.3 of the Plan;

(b) materially increase the benefits accruing to the participants under the Plan;

(c) materially modify the requirements as to eligibility for participation in the Plan;

(d) decrease the exercise price of an Option to less than 100% of the Fair Market Value per share of Common Stock on the date of grant thereof; or

(e) extend the term of any Option beyond the period specified in Section 6.1 of the Plan.

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(f) The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant without the participant’s consent.

7.6 Compliance with Code Section 409A. It is the intention of the Board that the Plan comply strictly with the provisions of Code Section 409A to the extent feasible and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such Award grants), accordingly. The Plan and any grant of an Award hereunder may be amended from time to time without the consent of the participant as may be necessary or appropriate to comply with the Code Section 409A. While it is the intent of the Board that the provisions of the Plan and any Grant Agreement be interpreted to comply in all respects with Code Section 409A, the Company shall have no liability to the participant, or any other party, in the event taxes, penalties, interest or excise taxes are ultimately determined to be applicable to any payment or Award received by a participant or any successor or beneficiary thereof, nor for reporting in good faith any payment or Award as subject to Code Section 409A.

7.7 Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan.

7.8 Special Rules for Options and Stock Appreciation Rights.

(a) Termination by Death. Unless otherwise determined by the Committee, if any participant’s employment with or service to the Company or any Affiliate terminates by reason of death, any Option or SAR held by such participant may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the participant under the will of the participant, for a period of twelve (12) months after the date of such death or until the expiration of the stated term of such Option or SAR as provided under the Plan, whichever period is shorter.

(b) Termination by Reason of Disability. Unless otherwise determined by the Committee, if any participant’s employment with or service to the Company or any Affiliate terminates by reason of total and permanent disability (the failure to perform such person’s duties to the Company for at least ninety (90) days, whether or not consecutive, within any twelve (12) consecutive month period as a result of any incapacity due to physical or mental illness, a “Disability”), any Option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after twelve (12) months after the date of such termination of employment or service or the expiration of the stated term of such Option or SAR, whichever period is shorter.

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(c) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any participant’s employment with or service to the Company or any Affiliate terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or SAR held by such participant may thereafter be exercised to the extent it was exercisable at the time of such Normal or Early Retirement (or on such accelerated basis as the Committee shall determine at or after grant), for a period of ninety (90) days after the date of such termination of employment or service or until the expiration of the stated term of such Award, whichever period is shorter; provided, however, that, (i) a vested Non-Qualified Stock Option or SAR may be exercised for the lesser of nine (9) months after the date of termination or the balance of such Option’s term, and (ii) if the participant dies within the applicable exercise period, any unexercised Option or SAR held by such participant shall be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option or SAR, whichever period is shorter.

For purposes of this paragraph (c), “Normal Retirement” shall mean retirement from active employment with the Company or any Affiliate on or after the normal retirement date specified in the applicable Company or Affiliate pension plan or if no such pension plan exists or applies, age sixty-five (65), and “Early Retirement” shall mean retirement from active employment with the Company or any Affiliate under the early retirement provisions of the applicable Company or Affiliate pension plan or if no such pension plan exists or applies, age fifty-five (55).

(d) Other Termination. Unless otherwise determined by the Committee or except as otherwise provided herein, should any participant’s employment with or service to the Company or any Affiliate terminate for any reason other than death, Disability or Normal or Early Retirement, the Award shall thereupon terminate, except that the portion of any Award that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination or the balance of such Award’s term if the participant’s employment or service with the Company or any Affiliate is terminated by the Company or such Affiliate without cause (the determination as to whether termination was for cause to be made by the Committee). Notwithstanding the foregoing, should any participant’s employment with or service to the Company or any Affiliate terminate for any reason without cause (the determination as to whether termination was for cause to be made by the Committee), such participant’s Non-Qualified Stock Options or SARs shall thereupon terminate, except that the portion of any such Non-Qualified Stock Options or SARs that were exercisable on the date of such termination of employment or service may be exercised for the lesser of nine (9) months after the date of termination or the balance of such Option’s term. For the avoidance of doubt, upon termination of employment or service to the Company or any Affiliate for cause (the determination as to whether termination was for cause to be made by the Committee), a participant’s Award shall terminate and such participant shall have no right to exercise or receive any unvested portion of any Award. The transfer of a participant from the employ of or service to the Company to the employ of or service to an Affiliate, or vice versa, or from one Affiliate to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

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7.9 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

7.10 Public Offering. As a condition of participation in this Plan, each participant shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company’s securities and any transactions relating to a public offering, and shall execute and deliver any agreements and documents, including without limitation, a lock-up agreement, that may be requested by the Company or the underwriters. The participant’s obligations under this Section 7.11 shall apply to any Common Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which Common Stock may be exchanged or into which Common Stock may be converted.

7.11 Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of New York, without regard to its conflict of laws principles.

7.12 Effective Date; Term of Plan. The Plan is hereby adopted by the Board effective March 2, 2015, (the “Effective Date”) subject to approval by the Company’s stockholders within twelve (12) months thereof. Awards issued under the Plan prior to and on or after the Effective Date shall be governed by the terms of this Plan and the applicable Grant Agreement and shall be included in the shares available for issuance under Article 4 of the Plan. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

7.13 Compliance with Securities Laws; Listing and Registration. If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal, state or foreign laws. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. Unless the Company has registered the Common Stock covered by the Plan under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that registering the Common Stock covered by the Plan under the Securities Act is unnecessary, the Company may require that each participant represent in writing that he is acquiring the shares of Common Stock covered by the Plan for his own account and investment purposes, and not with a view to, or for sale in connection with, the distribution of the shares of Common Stock covered by the Plan. No participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

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7.14 No Lien or Security Interest. No Award and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

7.15 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

7.16 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

7.17 Share Certificates. All certificates for shares of Common Stock delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Committee provides for the issuance of Common Stock or restricted stock awards, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any applicable stock exchange.

7.18 Treatment for Other Compensation Purposes. Payments and other benefits received by a participant pursuant to an Award shall not be deemed part of a participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

7.19 Code Section 83(b) Elections. The Company, its Affiliates and the Committee have no responsibility for any participant’s election, attempt to elect or failure to elect to include the value of a restricted Stock Award or other Award subject to Section 83 of the Code in the participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any participant who makes an election pursuant to Section 83(b) of the Code will promptly provide the Committee with a copy of the election form.

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7.20 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of a stock Option or SAR will impose no obligation upon the participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a participant of the date on which any Award lapses except in the Grant Agreement.

7.21 Right to Offset. Notwithstanding any provision of the Plan to the contrary, the Company may offset any amounts to be paid to a participant (or, in the event of the participant’s death, to his beneficiary or estate) under the Plan against any amounts that such participant may owe to the Company, to the extent permitted by law and compliant with Code Section 409A.

7.22 Furnishing Information. A participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

7.23 Construction. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

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